UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2014

GLOBAL PREFERRED HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23637	58-2179041
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Morris Manning & Martin LLP

3343 Peachtree Road

Suite 1600

Atlanta, GA 30326

(Address of principal executive offices)

(770) 248-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Global Preferred Holdings, Inc. (“Global Preferred”) was dissolved on June 1, 2005, pursuant to a Plan of Complete Liquidation and Dissolution approved by its stockholders on May 10, 2005. On May 17, 2006, Global Preferred established GPH Liquidating Trust (the “Trust”) and transferred Global Preferred’s assets into the Trust to hold until such time as the assets could be distributed to the former stockholders of Global Preferred (the Trust’s “Beneficiaries”). Each Beneficiary’s interest in the Trust was in proportion to their ownership of shares of stock of Global Preferred.

As previously reported in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, Global Preferred, together with several stockholders and other entities associated, or formerly associated, with World Marketing Alliance, Inc., (“WMA”), received a demand for arbitration from a former agent of WMA on May 4, 2006. Subsequently, the individual filed suit in the Superior Court of Gwinnett County, Georgia, seeking to compel arbitration of the claims described in the demand for arbitration. This lawsuit delayed the release of the Trust assets to the Beneficiaries. On November 18, 2013, the court entered an order dismissing all claims against Global Preferred in the lawsuit. Since the dismissal of Global Preferred from the lawsuit, Global Preferred has been settling, or creating estimated reserves for, the Trust’s remaining expenses and determining the amount available for the final Trust distribution.

On December 30, 2014, American Stock Transfer & Trust Company, on behalf of the Trust, mailed to each of the Beneficiaries payment for the Beneficiary’s share of the remaining Trust assets, along with an explanatory letter. A copy of the letter to the Beneficiaries is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the terms of Global Preferred’s Plan of Complete Liquidation and Dissolution, all of the outstanding shares of stock of Global Preferred were retired and cancelled on December 29, 2014, the effective date of the distribution of the remaining assets of the Trust.

In accordance with a July 18, 2006 No-Action Letter received by Global Preferred from the Securities and Exchange Commission (“SEC”) relating to Global Preferred’s reporting obligations under the Securities and Exchange Act of 1934, Global Preferred is required to submit to the SEC this Current Report on Form 8-K and a Form 15 upon the final distribution to the Beneficiaries.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter to Beneficiaries of GPH Liquidating Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014	Global Preferred Holdings, Inc.

	By:	/s/ Caryl P. Shepherd
Caryl P. Shepherd Chief Accounting Officer